UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

AMERICAN HOMES 4 RENT
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L & B REAL ESTATE OPPORTUNITY FUND, LP LAND & BUILDINGS GP LP LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC JONATHAN LITT COREY LORINSKY CRAIG MELCHER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of trustee nominees at the upcoming annual meeting of shareholders of American Homes 4 Rent, a Maryland corporation (“AMH” or the “Company”).

On February 11, 2020, Jonathan Litt of Land & Buildings issued the following message on Twitter:

ADDITIONAL IMPORTANT INFORMATION

Land & Buildings Investment Management, LLC (together with its affiliates, “Land & Buildings”) believes American Homes 4 Rent (“AMH” or the “Company”) is substantially undervalued relative to Invitation Homes Inc. (“INVH”). INVH is included in the Company’s proxy peer group and in our view, is the most comparable peer given its size and footprint. Our analysis of the more than 35% upside to AMH shares includes AMH achieving INVH’s valuation and margins as well as incremental value from development.1

1 Based on Land & Buildings’ analysis and information disclosed in AMH and INVH public filings.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings, together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the Company’s 2020 annual meeting of shareholders.

LAND & BUILDINGS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP, a Delaware limited partnership (“L&B Capital” ), L & B Real Estate Opportunity Fund, LP, a Delaware limited partnership (“L&B Opportunity”), Land & Buildings GP LP, a Delaware limited partnership (“L&B GP”), Land & Buildings Investment Management, LLC, a Delaware limited liability company (“L&B Management”), Jonathan Litt, Corey Lorinsky and Craig Melcher.

As of the date hereof, L&B Capital directly owns 462,200 shares of Common Stock, $0.01 par value, of the Company (the “shares of Common Stock”). As of the date hereof, L&B Opportunity directly owns 574,400 shares of Common Stock. As of the date hereof, 1,111,020 shares of Common Stock were held in certain accounts managed by L&B Management (the “Managed Accounts”). L&B GP, as the general partner of each of L&B Capital and L&B Opportunity, may be deemed the beneficial owner of the (i) 462,200 shares of Common Stock owned by L&B Capital and (ii) 574,400 shares of Common Stock owned by L&B Opportunity. L&B Management, as the investment manager of each of L&B Capital and L&B Opportunity, and as the investment advisor of the Managed Accounts, may be deemed the beneficial owner of the (i) 462,200 shares of Common Stock owned by L&B Capital, (ii) 574,400 shares of Common Stock owned by L&B Opportunity, and (iii) 1,111,020 shares of Common Stock held in the Managed Accounts. Mr. Litt, as the managing principal of L&B Management, may be deemed the beneficial owner of the (i) 462,200 shares of Common Stock owned by L&B Capital, (ii) 574,400 shares of Common Stock owned by L&B Opportunity, and (iii) 1,111,020 shares of Common Stock held in the Managed Accounts. As of the date hereof, neither of Messrs. Lorinsky or Melcher own any shares of Common Stock.